TEMPORARY WAIVER AGREEMENT
This TEMPORARY WAIVER AGREEMENT, dated as of September 29, 2023 (this “Agreement”), is between Akumin Operating Corp., a Delaware corporation (the “Issuer”) and Stonepeak Magnet Holdings LP (the “Holder”). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto Series A Note (as defined below).
WHEREAS, reference is made to the 11.00% Unsecured PIK Toggle Series A Note, dated as of September 1, 2021 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Series A Note”), between the Issuer and the Holder;
WHEREAS, the parties hereto agree that the Issuer was obligated to make a cash interest payment to Holder in the amount of $3,939,615.08 (the “Cash Interest Payment”) on the Cash Interest Payment Date (September 29, 2023) (“Applicable Interest Payment Date”) in accordance with Section 3 of the Series A Note (in addition to the PIK Interest in the amount of $9,311,817.46 (the “PIK Interest Payment”), which shall be paid on the applicable PIK Interest Date (September 29, 2023) as required by the Series A Note) (collectively, the “Interest Payment”), the failure to make which will be a Trigger Event under Section 7(d) of the Series A Note (the “Applicable Trigger Event”) and the parties desire to temporarily waive (the “Waiver”) (i) the payment of the Cash Interest Payment on the Applicable Interest Payment Date and (ii) the Applicable Trigger Event, each on and subject to the terms and conditions of this Agreement;
WHEREAS, upon the occurrence, and during the continuance, of the Applicable Trigger Event, the Holder would be entitled to exercise all rights and remedies under the Series A Note (absent this Agreement) as set forth in Section 8 of the Series A Note and corresponding provisions thereunder (including the charging of default interest, exercising rights of set off and conversion, and refusal to permit additional extensions of credit, as applicable) or applicable law (collectively, all such rights and remedies the “Rights and Remedies”); and
WHEREAS, the Issuer has requested that the Holder agree to the Waiver and temporarily waive the Applicable Trigger Event, subject to the terms and conditions of this Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Waiver Under the Series A Note. In consideration of, and subject to, the Issuer’s timely compliance with the terms of this Agreement, and in reliance upon the representations, warranties, agreements and covenants of the Issuer set forth herein, subject to the satisfaction of each of the conditions to the effectiveness of this Agreement and solely to the extent the conditions subsequent to this Agreement is satisfied or waived in a timely manner, the Holder hereby agrees to:
(a)the Waiver;
(b)the Cash Interest Payment (as at September 29, 2023) shall be deemed to be due and payable, in cash, on October 16, 2023; and
(c)the Applicable Trigger Event shall not be deemed to occur and the Holder shall not have the ability to exercise the Rights and Remedies.
2.Acknowledgements. The Issuer hereby acknowledges and agrees, upon execution and delivery of this Agreement, subject to the terms and conditions set forth herein, that:

(a)the Applicable Trigger Event would constitute a Trigger Event under the Series A Note;
(b)subject to the terms of this Agreement, the Issuer hereby ratifies and affirms (as of the date hereof) the Series A Note and the obligations owing thereunder and acknowledges (as of the date hereof) that the Series A Note is and shall remain and in full force and effect;
(c)on the PIK Interest Date (September 29, 2023), the amount of the PIK Interest Payment is owed and due and payable;
(d)on October 16, 2023, the amount of Cash Interest Payment (as at September 29, 2023) is owed and due and payable;
(e)subject to the terms of this Agreement, the Holder has not waived, released or compromised, does not hereby waive, release or compromise, and may never waive, release or compromise any events, occurrences, acts, or omissions that may constitute or give rise to any Defaults, Events of Default or Trigger Event (other than the Waiver in accordance herewith) that existed or may have existed, or may presently exist, or may arise in the future, nor does the Holder waive any Rights and Remedies; and
(f)the Holder’s agreement to temporarily waive the Cash Interest Payment and the Applicable Trigger Event, as provided herein, shall not, except as expressly provided herein, invalidate, impair, negate or otherwise affect the Holder’s ability to exercise their Rights and Remedies under the Series A Note or otherwise.
3.Conditions to Effectiveness; Conditions Subsequent.
(a)This Agreement shall become effective immediately upon satisfaction of each of the following conditions: (i) receipt by each of the parties hereto of duly executed counterparts to this Agreement by each of the other parties hereto, and (iii) the accuracy of the representations and warranties of the Issuer and the Originator set forth in Section 4 below.
(b)The Waiver and the waiver of the Applicable Trigger Event shall retroactively be deemed ineffective to the extent the Issuer does not make the Cash Interest Payment, in cash, on the terms set forth in Section 3 of the Series A Note on or before October 16, 2023, and the Holder shall immediately be entitled to all Rights and Remedies as if this Agreement and the Waiver had never existed.
4.Representations and Warranties of the Issuer. In consideration of the foregoing agreements, the Issuer hereby represents and warrants to the Holder as of the date hereof, as follows:
(a)Upon the effectiveness of this Agreement, the Issuer hereby reaffirms all covenants, representations and warranties made by it in the Series A Note and the Purchase Agreement, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Agreement.
(b)The Issuer hereby represents and warrants that (i) this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, (ii) upon the effectiveness of this Agreement, no Default, Event of Default or Trigger Event shall exist under the Series A Note.

5.Counterparts. This Agreement may be executed and delivered in any number of counterparts with the same effect as if the signatures on each counterpart were upon the same instrument. Any counterpart delivered by facsimile or by other electronic method of transmission shall be deemed an original signature thereto.
6.Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of each such person and their permitted successors and assigns.
7.Ratification; Conflict. The Series A Note, as modified by Section 1 of this Agreement is hereby ratified and confirmed and shall continue in full force and effect in accordance with its terms.
8.Amendment. No amendment, modification, termination or waiver of any provision of this Agreement shall be effective without the written agreement of each of the parties hereto. Any waiver or consent hereunder shall be effective only in the specific instance and for the specific purpose for which such waiver or consent is given.
9.Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all other prior written or oral contracts or negotiations between the parties hereto with respect to the subject matter hereof.
10.GOVERNING LAW; SUBMISSION TO JURISDICTION; JURY TRIAL WAIVER. SECTION 18 (GOVERNING LAW) AND SECTION 19 (SUBMISSION TO JURISDICTION’ JURY TRIAL WAIVER) OF THE SERIES A NOTE IS HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS.
11.Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. This Agreement shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings and authentication of Series A Notes when required under the UCC or other Signature Law due to the character or intended character of the writings.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
AKUMIN OPERATING CORP.,
as Issuer

    By:        /s/ Riadh Zine
    Name:    Riadh Zine
    Title:     President & CEO
STONEPEAK MAGNET HOLDINGS LP,
as the Holder

    By: Stonepeak Associates IV LLC,
    its general partner

    By:         /s/ James Wyper
    Name:    James Wyper
    Title:        Senior Managing Director
[Signature page to Temporary Waiver Agreement]